Exhibit 10.46
FIFTH AMENDMENT TO
FIRST AMENDED AND RESTATED
DIGITAL REALTY TRUST, INC., DIGITAL SERVICES, INC. AND
DIGITAL REALTY TRUST, L.P. 2004 INCENTIVE AWARD PLAN

THIS FIFTH AMENDMENT TO FIRST AMENDED AND RESTATED DIGITAL REALTY TRUST, INC., DIGITAL SERVICES, INC. AND DIGITAL REALTY TRUST, L.P. 2004 INCENTIVE AWARD PLAN (this “Fifth Amendment”) is made and adopted by the Board of Directors (the “Board”) of Digital Realty Trust, Inc., a Maryland corporation (the “Company”), effective as of November 4, 2014 (the “Effective Date”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the First Amended and Restated Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2004 Incentive Award Plan (as amended, the “Plan”);

WHEREAS, pursuant to Section 14.1 of the Plan, the Plan may be amended or modified from time to time by the Company’s Board of Directors (the “Board”); and

WHEREAS, the Company desires to amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as set forth herein, effective as of the Effective Date.

AMENDMENT

1.	Section 12.5 of the Plan is hereby amended and restated in its entirety as follows:

“12.5 Delegation of Authority. To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder. In addition, to the extent permitted by applicable law, the Committee may from time to time delegate to one or more of the Chief Executive Officer, Chief Financial Officer, General Counsel, and/or Senior Vice President, Human Resources and Corporate Services of the Company the authority to consent to and approve the transfer of Awards pursuant to a DRO in accordance with Section 10.3(b) hereof. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Committee.”

2.    This Fifth Amendment shall be and is hereby incorporated in and forms a part of the Plan.
3.    Except as expressly provided herein, all terms and provisions of the Plan shall remain in full force and effect.
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I hereby certify that the foregoing Fifth Amendment was duly adopted by the Board of Directors of Digital Realty Trust, Inc. on November 4, 2014.

Executed on this 4th day of November, 2014.

/s/ Joshua A. Mills
Joshua A. Mills
Senior Vice President, General Counsel and Assistant Secretary

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